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                                 EXHIBIT 99.2
                    PRESS RELEASE, DATED AUGUST 21, 1998.


FOR IMMEDIATE RELEASE                                 INVESTOR CONTACT:
---------------------                                    Suzanne DuLong
                                                      CIENA Corporation
                                                         (888) 243-6223
                                                           ir@ciena.com
                                                           ------------

                                                         PRESS CONTACT:
                                                           Denny Bilter
                                                      CIENA Corporation
                                                         (800) 921-1144


                CIENA RESPONDS TO AT&T DECISION REGARDING DWDM
               SYSTEM EVALUATIONS EXPRESSES DISAPPOINTMENT WITH
            DECISION, BUT NO CHANGE TO LONG-TERM BUSINESS OUTLOOK

LINTHICUM, MD - AUGUST 21, 1998 - CIENA Corporation (NASDAQ:CIEN) today provided further comment in response to a communication received from AT&T in which AT&T indicated that it will not pursue further evaluation of CIENA's dense wavelength division multiplexing (DWDM) systems.

"The timing of this morning's phone call from AT&T was troubling and surprising in light of the imminent CIENA and Tellabs' shareholder meetings, and the news is of course disappointing," said Patrick Nettles, CIENA's president and chief executive officer. "I want to assure CIENA's customers, stockholders, employees and competitors that we at CIENA aren't easily discouraged."

Nettles continued, "We believed that AT&T's decision would be viewed as important by the market and therefore necessitated immediate disclosure and the subsequent adjourning of the CIENA special shareholder meeting. However, we see nothing that changes CIENA's business outlook as described in the joint CIENA/Tellabs proxy statement."

Nettles concluded, "We continue to believe that CIENA is the market leader for high-capacity DWDM systems and that our future prospects remain strong."

CIENA has shared this information with Tellabs. The Board of Directors of CIENA continues to recommend shareholders' approval of the merger with Tellabs in the terms described in the proxy statement.

NOTE TO INVESTORS





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Forward-looking statements in this release are based on information available to the company as of the date hereof. The actual results of CIENA could differ materially from those stated or implied by such forward-looking statements, due to risks and uncertainties associated with its businesses, which include among others, dependence on its major customers and their spending patterns and competition. The forward-looking statements should be considered in the context of these and other risk factors disclosed in the Tellabs Registration Statement on Form S-4, as filed with the Securities and exchange Commission on July 21, 1998 and CIENA's Form 10-Q filed with the Securities and Exchange Commission on May 21, 1998.




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